AMENDMENT NO. 6

TO DISTRIBUTION AGREEMENT

(Thrivent Mutual Funds)

Thrivent Distributors, LLC (“TDL”) and Thrivent Mutual Funds (“TMF”) hereby agree that the Distribution Agreement dated January 1, 2016, as amended, between TDL and TMF (the “Agreement”) is hereby amended this 13th day of February 2025, to reflect the following changes to Schedule I: (i) removal of Thrivent Multidimensional Income Fund, which merged into Thrivent Opportunity Income Plus Fund effective August 16, 2024; (ii) removal of Thrivent Low Volatility Equity Fund, which merged into Thrivent Global Stock Fund effective October 24, 2024; and (iii) name changes of the following Funds effective February 28, 2025: Thrivent Balanced Income Plus Fund will be named Thrivent Dynamic Allocation Fund, Thrivent Diversified Income Plus Fund will be named Thrivent Conservative Allocation Fund, Thrivent Opportunity Income Plus Fund will be named Thrivent Multisector Bond Fund, Thrivent International Allocation Fund will be named Thrivent International Equity Fund, and Thrivent Limited Maturity Bond Fund will be named Thrivent Short-Term Bond Fund. A revised Schedule I is attached hereto.

THRIVENT MUTUAL FUNDS

By	/s/ Michael W. Kremenak
Michael W. Kremenak
President

THRIVENT DISTRIBUTORS, LLC

By	/s/ Michael W. Kremenak
Michael W. Kremenak
President

Schedule I

THRIVENT MUTUAL FUNDS

Thrivent Aggressive Allocation Fund

Thrivent Moderately Aggressive Allocation Fund

Thrivent Moderate Allocation Fund

Thrivent Moderately Conservative Allocation Fund

Thrivent Small Cap Stock Fund

Thrivent Mid Cap Stock Fund

Thrivent International Equity Fund

Thrivent Large Cap Growth Fund

Thrivent Large Cap Value Fund

Thrivent Global Stock Fund

Thrivent Dynamic Allocation Fund

Thrivent High Yield Fund

Thrivent Conservative Allocation Fund

Thrivent Municipal Bond Fund

Thrivent Income Fund

Thrivent Multisector Bond Fund

Thrivent Government Bond Fund

Thrivent Short-Term Bond Fund

Thrivent Money Market Fund

Thrivent High Income Municipal Bond Fund

Thrivent Small Cap Growth Fund

Thrivent Mid Cap Growth Fund

Thrivent Mid Cap Value Fund